Transfer Agency AGREEMENT

THIS TRANSFER AGENCY AGREEMENT (this “Agreement”) is made as of the 22nd day of October, 2026 (the “Effective Date”), by and among THE ADVISORS’ INNER CIRCLE FUND, and THE ADVISORS’ INNER CIRCLE FUND II (each, a “Trust” and collectively, the “Trusts”), each acting on behalf of itself and each of its respective series listed on Schedule III hereto, and SEI Transfer Agency and Registrar Services, Inc. (the “Transfer Agent”). Each Trust and the Transfer Agent may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and is authorized to issue separate series of shares of beneficial interest;

WHEREAS, each series of a Trust that is listed on Schedule III hereto is a separate series of the respective Trust (each a “Fund” and collectively, the “Funds”, as further defined herein), and each Fund issues shares of beneficial interest (“Shares”);

WHEREAS, each Trust, on behalf of each applicable Fund, will ordinarily issue Shares for purchase and redeem Shares in kind or in cash, as provided in the applicable Fund’s then-current registration statement and prospectus; and

WHEREAS, the Trusts desire to appoint the Transfer Agent as transfer agent for the Funds identified on Schedule III in connection with the activities set forth herein, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1            DEFINITIONS

1.01           “1933 Act” shall have the meaning given to such term in Section 3.01.04 of this Agreement.

1.02           “1934 Act” shall mean the Securities Exchange Act of 1934.

1.03           “1940 Act” shall have the meaning given to such term in the preamble of this Agreement.

1.04           “Affiliate” shall have the meaning given to such term in Section 12.01.01 of this Agreement.

1.05           “Aggregated Data” refers to aggregated, de-identified and statistical data captured by the Transfer Agent from the performance of the Services (as defined herein), including, without limitation, the number of records or accounts, the number and types of transactions processed, the number and types of reports run, the length of time needed for the system to process requests, and system configurations such as hardware, operating systems, internet service providers and mobile networks used by customers to access the Services.

1.06           “Agreement” shall have the meaning given to such term in the preamble of this Agreement.

1.07           “AML Regime” shall have the meaning given to such term in Section 14.13 of this Agreement.

SEI Draft Transfer Agent Agreement Page 1

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

1.08           “Authorized Person” includes, as applicable, any managing member, general partner, director, trustee or officer of the applicable Fund, or other person performing similar functions on behalf of such Fund. Each Fund shall provide to the Transfer Agent, and keep current, a list of Authorized Persons. The Transfer Agent shall be entitled to rely on the list of Authorized Persons provided by such Fund and on Proper Instructions (as defined herein) or directions believed in good faith to be from an Authorized Person until notified in writing to the contrary.

1.09           “Board” shall mean the Board of Trustees or Board of Directors, as applicable, of the applicable Fund.

1.10           “Confidential Information” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.11           “Dependencies” shall have the meaning given to such term in Section 2.08.01 of this Agreement.

1.12           “Disclosing Party” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.13           “Fund” means each separate series of a Trust listed on Schedule III, and “Funds” means all such series collectively. References in this Agreement to a Fund include the applicable Trust acting on behalf of that Fund, except where the context requires otherwise. No Fund shall be liable for the obligations of any other Fund.

1.14           “Fund Data” means all information, documents, and data of the Fund or its Shareholders (as defined herein) that is provided to the Transfer Agent by or on behalf of the Fund (whether directly, via Web Access or through a Third Party System) in connection with the performance of the Services. Fund Data includes, without limitation, information regarding Shareholders and prospective investors (e.g. subscription documents and investor personal identifying information), transaction information (e.g. purchase or redemption orders), Fund Organizational Documents and offering documents, pricing or valuation data, instructions and any other information the Transfer Agent reasonably requests to perform its duties.

1.15           “Fund Materials” means any prospectus, registration statement, statement of additional information, proxy solicitation and tender offer materials, annual or other periodic report of Fund or any advertising, marketing, shareholder communication, or promotional material generated by Fund or its investment adviser from time to time, as appropriate, including all amendments or supplements thereto, or other periodic report of Fund or any advertising, marketing, shareholder communication, or promotional material generated by Fund or its Investment Adviser from time to time, as appropriate, including all amendments or supplements thereto.

1.16           “Governmental Authority” means any court, government department, central bank, commission, board, bureau, agency, securities or futures industry associations or other regulatory, self-regulatory, administrative, judicial, executive, legislative or governmental entity in any country or jurisdiction.

1.17           “Gross Negligence” means a conscious, voluntary act or omission in reckless disregard of a duty and the rights of, or consequences to, others, and not merely a lack of due care.

SEI Draft Transfer Agent Agreement Page 2

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

1.18           “Indicators” shall have the meaning given to such term in Section 12.01.02 of this Agreement.

1.19           “Initial Term” shall have the meaning given to such term in Section 9.01 of this Agreement.

1.20           “Interested Party” or “Interested Parties” means the Transfer Agent, its subsidiaries and its affiliates and each of their respective officers, directors, employees, agents, delegates and associates.

1.21           “Internal Controls” shall have the meaning given to such term in Section 14.13 of this Agreement.

1.22           "Investment Adviser" shall mean the investment adviser or investment advisers to the Fund and includes all sub-advisers or persons performing similar services.

1.23           “Law” means any federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, or regulation, including common law.

1.24           “Liquidation” shall have the meaning given to such term in Section 9.02.02 of this Agreement.

1.25           “Organizational Documents” means, as applicable, the articles of incorporation, declaration of Fund, certificate of formation, memorandum of association, partnership agreement, bylaws or other similar documentation setting forth the respective rights and obligations of directors, managers and Shareholders in the Fund.

1.26           “Person” shall have the meaning given to such term in Section 2.08 of this Agreement.

1.27           “Personal Data” means information identifying, relating to, or describing an identifiable natural person.

1.28           “Personal Data Breach” means the accidental or unlawful destruction, loss, alteration, corruption, unauthorized disclosure of, or access to Personal Data transmitted, stored or otherwise processed by or on behalf of the Transfer Agent.

1.29           “Proper Instructions” are written, clear instructions given by Authorized Persons and actually received by the Transfer Agent in the manner contemplated in the Fund’s offering documents.

1.30           “Proprietary Information” shall have the meaning given to such term in Section 14.01 of this Agreement.

1.31           “Reasonable Steps” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.32           “Receiving Party” shall have the meaning given to such term in Section 11.01 of this Agreement.

1.33           “Registration Statement” means, with respect to a Fund, the registration statement of the applicable Trust relating to such Fund, as filed from time to time with the U.S. Securities and Exchange Commission under the 1933 Act and the 1940 Act, including the applicable

SEI Draft Transfer Agent Agreement Page 3

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

prospectus and statement of additional information and all amendments and supplements thereto.

1.34           “Relevant Data” shall have the meaning given to such term in Section 13.01 of this Agreement.

1.35           “Renewal Term” shall have the meaning given to such term in Section 9.01 of this Agreement.

1.36           “SAI” shall have the meaning given to the term in Section 3.01.05 of this Agreement.

1.37           “Services” shall have the meaning given to the term in Section 2.02 of this Agreement.

1.38           “Shares” means the shares of beneficial interest of a Fund, including any class thereof, that may be issued from time to time. Shares of each Fund shall be separately issued and accounted for from Shares of every other Fund.

1.39           “Shareholder” shall mean a record owner of Share of a Fund.

1.40           “Sub-Processor” shall have the meaning given to such term in Section 13.04 of this Agreement.

1.41           “TA Systems” shall have the meaning given to such term in Section 14.02 of this Agreement.

1.42           “Term” shall have the meaning given to the term in Section 9.01 of this Agreement.

1.43           “Third Party System” shall mean any information technology system, electronic platform, data portal or website operated by any Fund or by a third party through which the Transfer Agent is instructed by or on behalf of such Fund to access, transmit or receive Fund Data or otherwise use in the delivery of its Services.

1.44           “Transfer Agent Indemnitee” shall have the meaning given to such term in Section 7.01 of this Agreement.

1.45           “Trust” shall have the meaning given to such term in the introductory paragraph.

1.46           “Web Access” shall have the meaning given to such term in Section 14.01 of this Agreement.

SECTION 2            APPOINTMENT AND CONTROL

2.01           Appointment. Each Trust, severally and not jointly and on behalf of each of its Funds listed on Schedule III, hereby appoints the Transfer Agent as transfer agent of each such Fund, and the Transfer Agent accepts each such appointment and is authorized to provide the Services during the Term and on the terms set forth herein. Services shall be provided only for Funds then listed on Schedule III.

2.02           Addition or Removal of Funds.  A series of either Trust may be added to, or removed from, Schedule III only by a written amendment to this Agreement executed by the Transfer

SEI Draft Transfer Agent Agreement Page 4

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

Agent and the applicable Trust.  Any such amendment shall identify the affected series and its effective date and shall not require the consent of the other Trust unless the amendment modifies that other Trust’s rights or obligations. The addition or removal of a Fund shall not affect the continued application of this Agreement to any other Fund.

2.03           Services.  The Transfer Agent shall perform (and may delegate or sub-contract, as provided below) the Services set forth in Schedule I of this Agreement and those agreed to in writing and signed by the parties from time to time (collectively, the “Services”). Transfer Agent’s duty to perform such Services shall be subject to Transfer Agent’s receipt of Proper Instructions for such Services. Each Trust acknowledges that the Transfer Agent’s ability to perform its duties is conditioned upon its Fund’s (and its agents, where applicable) timely cooperation reasonably required for the Services.  Transfer Agent shall be excused from any delay or failure to perform to the extent caused by a Fund’s (and its agents, where applicable) failure to provide such cooperation, and any affected timelines will be equitably adjusted.

2.04           Authority.  Subject to the direction and control of a Board and utilizing information provided by its Fund and its current and prior agents and service providers, Transfer Agent’s duties shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Transfer Agent hereunder. Provided, however, that the Transfer Agent shall have the general authority to do all acts deemed in the Transfer Agent’s good faith belief to be necessary and proper to perform its obligations under this Agreement. Notwithstanding anything herein to the contrary, Transfer Agent shall not be required to provide any Services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity. In no event shall the Services provided hereunder be deemed investment advice or recommendations. Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by a Trust or its Fund in connection with the issuance of any Shares in accordance with this Agreement. Nothing contained herein shall be construed to require Transfer Agent to perform any service that could cause Transfer Agent to be deemed an investment adviser for purposes of the 1940 Act, and Transfer Agent shall have no liability related to the foregoing.

2.05           Third Parties; Affiliates.  Transfer Agent may from time to time, in its discretion, delegate or subcontract  some or all of its duties under this Agreement to one or more Affiliates or other third parties, provided, however, all fees and expenses incurred in any delegation or sub-contract shall be paid by the Transfer Agent and that Transfer Agent shall remain responsible to the applicable Trust and its Fund for all such delegated responsibilities in accordance with the terms and conditions of this Agreement, in the same manner and to the same extent as if Transfer Agent were itself providing such Services. Each Trust acknowledges and agrees on its behalf and on behalf of each of its Funds that the Transfer Agent’s Services may be provided from facilities and by personnel located in the United States or in other jurisdictions, including through off-shore affiliates or third-party service providers and that the Transfer Agent may utilize secure cloud computing services in performance of the Services.

2.06           Authorized Persons. Each Trust hereby agrees and acknowledges that the Transfer Agent may rely on Proper Instructions provided by any Authorized Person.

2.07           Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates,

SEI Draft Transfer Agent Agreement Page 5

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

check forms and facsimile signature imprinting devices, as applicable; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

2.08           Records. In furtherance of a Fund’s compliance with the requirements of applicable law, the Transfer Agent agrees that any records relating to the Services provided hereunder shall be made available upon request and preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent.

2.09           Dependencies. In addition to the limitation of liability set forth in Section 6 of this Agreement, Transfer Agent shall not be liable to a Trust or its Funds or any other individual or entity (“Person”) for any failure to provide any Service in the following circumstances, but only for so long as such circumstances continue (and for a reasonable period thereafter taking into account the impact that such an occurrence has on Transfer Agent’s ability to comply with its obligations under this Agreement):

2.09.01.            If any relevant condition precedent upon which performance of the relevant Service depends (“Dependencies”) are not met and the failure to meet any such Dependencies was not a result of delay, or failure to provide information or take action, by Transfer Agent required to be provided or taken under this Agreement;

2.09.02.            If Transfer Agent’s acts, omissions, or failure to perform the Services results from Transfer Agent’s compliance with Proper Instructions;

2.09.03.            If any Law to which Transfer Agent or any third party is subject prevents or limits the performance of the duties and obligations of Transfer Agent.

If Transfer Agent is in doubt as to any action it should or should not take, Transfer Agent may request directions, advice or instructions from an Authorized Person or, as applicable, a Fund’s investment adviser, custodian or other service providers so authorized to give such directions, advice or instructions. If Transfer Agent is in doubt as to any question of law pertaining to any action it should or should not take, Transfer Agent may request advice from counsel for the applicable Fund, the Fund’s investment adviser, or Transfer Agent, at the option of Transfer Agent. In the event of a conflict between directions, advice or instructions Transfer Agent receives from such Fund or any service provider and the advice Transfer Agent receives from counsel, the Fund and Transfer Agent may rely on the advice from counsel. Upon request, Transfer Agent will provide the applicable Fund with a copy of the advice of counsel received that is not the subject of attorney client or work product privilege.

2.10           Standard of Care. Transfer Agent shall be obligated to act in good faith and to exercise reasonable care and diligence in the performance of its duties under this Agreement.

SEI Draft Transfer Agent Agreement Page 6

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

SECTION 3            REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE TRUSTS AND FundS

3.01           Each Trust, severally and not jointly and on behalf of itself and each of its Funds, represents, warrants, and covenants to the Transfer Agent that:

3.01.01.            Each Trust and Fund is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

3.01.02.            Each Trust and Fund is empowered under applicable Laws and by its Organizational Documents to enter into and perform this Agreement.

3.01.03.            All requisite proceedings, including but not limited to Board approvals, have been taken to authorize each Trust and Fund to enter into, perform and receive the Services pursuant to this Agreement and to appoint the Transfer Agent as transfer agent of each Fund.

3.01.04.            Each Trust is duly registered as an open-end management investment company under the 1940 Act, each Fund is a separate series of the applicable Trust, and the Shares of each Fund are registered under the Securities Act of 1933 (the “1933 Act”).

3.01.05.            Each Fund maintains and implements policies, procedures, and programs required under the 1940 Act and the rules and regulations thereunder, including, without limitation:

i.            a current prospectus and statement of additional information (“SAI”);

ii.            written compliance policies and procedures reasonably designed to prevent violation of the federal securities laws;

iii.            fair valuation policies and procedures.

3.01.06.            All issuances, purchases, transfers, exchanges, and redemptions of Shares are and will be effected in compliance with the 1933 Act, the 1940 Act, the rules and regulations thereunder, the applicable Trust’s Organizational Documents, and the applicable Fund’s Registration Statement and disclosed policies and procedures. Each Fund will ordinarily issue and redeem Shares principally in kind or in cash, as provided in its Registration Statement.

3.01.07.            The Fund has provided, and will continue to provide, the Transfer Agent with current and accurate copies of the Fund’s prospectus, SAI, and organizational and governing documents, and will promptly notify the Transfer Agent of any material amendments thereto.

3.01.08.            The Fund warrants to the Transfer Agent that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its Shares have been made; and

3.01.09.            Where information provided by the Fund or the Fund’s investors includes information about an identifiable individual (“Personal Information”), the Applicable Trust represents and warrants on behalf of each of its Funds that it

SEI Draft Transfer Agent Agreement Page 7

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the Services hereunder. The Fund acknowledges that the Transfer Agent may perform any of the Services and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Fund, including the United States and that information relating to the Fund, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts. The Transfer Agent shall be kept indemnified by and be without liability to the Fund for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

SECTION 4            REPRESENTATIONS AND WARRANTIES OF THE Transfer Agent

4.01           The Transfer Agent represents and warrants to each Trust that:

4.01.01.            It is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to enter into and perform the Services herein.

4.01.02.            It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, and it will remain so registered for the duration of this Agreement, and it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent.

4.01.03.            It has implemented reasonable policies and procedures pursuant to Rule 17Ad-17 of the General Rules and Regulations under the 1934 Act, in connection with locating lost or unresponsive shareholders and managing unclaimed property.

4.01.04.            It is empowered by its organizational documents to enter into and perform the Services contemplated in this Agreement.

4.01.05.            It is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition.

SECTION 5            Duties  of EACH Fund

5.01           Delivery of Documents. Each Fund shall promptly furnish to the Transfer Agent the following:

(i)                   A certificate of the Secretary of the Fund certifying the resolution of the Board of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

(ii)                 A copy of the Organizational Documents of the Fund and all amendments

SEI Draft Transfer Agent Agreement Page 8

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

thereto.

(iii)                A certificate containing the names of the initial Authorized Persons.  Any officer of a Fund shall be considered an Authorized Person for such Fund (unless such authority is limited in a writing from the Fund and received by Transfer Agent) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Transfer Agent the names of the Authorized Persons from time to time. The certificate required by this paragraph shall be signed by an officer of such Fund and designate the names of the Fund's initial Authorized Persons.

(iv)               The Fund’s offering documents;

(v)                 any other documents, materials or information that Transfer Agent shall reasonably request to enable it to perform its duties pursuant to this Agreement.

5.02           Each Fund will further, from time to time, furnish Transfer Agent with all amendments of or supplements to the foregoing. Each Fund shall cause all relevant service providers to such Fund to furnish information to Transfer Agent and to assist Transfer Agent as may be required and shall ensure that Transfer Agent has reasonable access to all records and documents maintained by or on behalf of the Fund or any service provider to the Fund.

5.03           During the term of this Agreement, each Fund shall have the ongoing obligation to provide Transfer Agent with a copy of the Fund's currently effective Fund Materials as soon as they become effective. For purposes of this Agreement, Transfer Agent shall not be deemed to have notice of any information contained in any such Fund Materials until a reasonable time after it is actually received by Transfer Agent.

5.04           Each Fund retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the USA PATRIOT Act of 2001, the Sarbanes-Oxley Act of 2002 and the policies and limitations of the Fund as set forth in its Fund Materials. Transfer Agent's Services hereunder shall not relieve a Fund of its primary day-to-day responsibility for assuring such compliance. Notwithstanding the foregoing, the Transfer Agent will be responsible for its own compliance with such statutes insofar as such statutes are applicable to the Services it has agreed to provide hereunder, and will promptly notify a Fund if it becomes aware of any material non-compliance which relates to the Fund. The Transfer Agent shall provide each Fund with quarterly and annual certifications (on a calendar basis) with respect to the design and operational effectiveness of its compliance and procedure.

5.05           Each Fund shall take or cause to be taken all requisite steps to qualify the Shares for sale in all states in which the Shares shall at the time be offered for sale and require qualification. If a Fund receives notice of any stop order or other proceeding in any such state affecting such qualification or the sale of Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Shares, the Fund will give prompt notice thereof to Transfer Agent.

5.06           Each Fund shall advise Transfer Agent in writing at least thirty (30) days prior to affecting any change in any Fund Materials which would increase or alter the duties and obligations

SEI Draft Transfer Agent Agreement Page 9

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

of Transfer Agent hereunder, and shall proceed with such change only if it shall have received the written consent of Transfer Agent thereto, which consent shall not be unreasonably withheld.

SECTION 6            LIMITATION OF LIABILITY

6.01           THE DUTIES OF THE transfer Agent SHALL BE CONFINED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO IMPLIED DUTIES ARE ASSUMED BY OR MAY BE ASSERTED AGAINST THE Transfer AgenT.  EXCEPT TO THE EXTENT ARISING OUT OF THE Transfer Agent’S BAD FAITH, FRAUD, GROSS NEGLIGENCE (AS DEFINED HEREIN), WILLFUL MISCONDUCT OR CRIMINAL MISCONDUCT WHEN PROVIDING THE SERVICES, THE transfer Agent’S AGGREGATE LIABILITY WITH RESPECT TO ANY Fund WILL BE LIMITED TO MONETARY DAMAGES NOT TO EXCEED THE AMOUNT OF FEES PAID BY OR ON BEHALF OF SUCH FUND HEREUNDER DURING THE THREE MONTHS IMMEDIATELY PRECEDING THE EVENT FIRST GIVING RISE TO SUCH CLAIM.  For the avoidance of doubt, the Transfer Agent assumes no responsibility and shall not be liable for loss or damage due to errors, unless said errors are caused by its Gross Negligence, bad faith, or willful misconduct. The parties agree that any encoding of payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.

6.02           NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE transfer agent BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR OTHER NON-DIRECT DAMAGES OF ANY KIND WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, OR ANY OTHER THEORY AND REGARDLESS OF WHETHER THE Transfer Agent is ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

6.03           The Parties HAVE FREELY AND OPENLY NEGOTIATED THIS AGREEMENT, INCLUDING THE PRICING, WITH THE KNOWLEDGE THAT THE LIABILITY OF THE PARTIES IS TO BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

6.04           The provisions of this Section 6 shall survive the termination of this Agreement.

SECTION 7            INDEMNIFICATION

7.01           The applicable Trust, severally and not jointly and solely on behalf of the Fund to which the applicable claim relates (the “Indemnifying Fund”) , shall indemnify, defend and hold harmless the Transfer Agent, and its directors, officers, employees, agents, subcontractors, affiliates and subsidiaries (the “Transfer Agent Indemnitees”), from and against all losses, judgements, damages, claims, liabilities, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) (collectively, the “Adverse Consequences”) that may at any time be asserted against or incurred by any of them in any proceeding in which the Transfer Agent or a Transfer Agent Indemnitee is a named party in connection with claims by third parties directly arising out of or in connection with:

7.01.01.            All actions of the Transfer Agent or the Transfer Agent Indemnitee required to be taken pursuant to this Agreement, provided that such actions were taken in

SEI Draft Transfer Agent Agreement Page 10

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

good faith and without gross negligence, willful misfeasance, or reckless disregard of its duties;

7.01.02.            The Indemnifying Fund’s, violation of Law, lack of good faith, or willful misconduct;

7.01.03.            The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or the Transfer Agent Indemnitees on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or the Transfer Agent Indemnitees by machine readable input, facsimile, data entry, electronic instructions, or other similar means authorized by the Indemnifying Fund, and which have been prepared, maintained or performed by the Indemnifying Fund or any other person or firm on behalf of the Indemnifying Fund including but not limited to any broker-dealer, third-party administrator, or previous transfer agent; (ii) any Proper Instructions or requests by the Indemnifying Fund or any of its officers; or (iii) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons; and

7.01.04.            Any transaction of securities in violation of federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares.

7.02           The indemnification rights afforded to Transfer Agent hereunder shall include the right to reasonable advances of defense expenses on an as-incurred basis in the event of any pending or threatened litigation or action with respect to which indemnification hereunder may ultimately be merited.  If in any case an applicable Trust, solely on behalf of an Indemnifying Fund, may be asked to indemnify or hold the Transfer Agent harmless, the Transfer Agent shall promptly advise such Trust of the pertinent facts concerning the situation in question, and the Transfer Agent will use all reasonable care to identify and notify such Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

7.03           A Trust, solely on behalf of the Indemnifying Fund, shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision.  If a Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by such Trust and satisfactory to the Transfer Agent, whose approval shall not be unreasonably withheld.  In the event that a Trust elects to assume the defense of any suit and retain counsel, the Transfer Agent shall bear the fees and expenses of any additional counsel retained by it.  If a Trust does not elect to assume the defense of a suit, it will advance to the Transfer Agent the fees and expenses of any counsel retained by the Transfer Agent.  None of the parties hereto shall settle or compromise any action, suit, proceeding or claim if such settlement or compromise provides for an admission of liability on the part of the indemnified party without such indemnified party's written consent.

SEI Draft Transfer Agent Agreement Page 11

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

SECTION 8            FeeS and Expenses

8.01           Transfer Agent Expenses. The Transfer Agent shall furnish at its own expense the personnel necessary to perform its obligations under this Agreement.

8.02           Compensation to Transfer Agent.  The applicable Fund shall pay to the Transfer Agent, as compensation for the Services performed and the facilities and personnel provided by the Transfer Agent to such Fund pursuant to this Agreement, the fees set forth in the written fee schedule annexed hereto as Schedule II and incorporated herein. Such Fund shall not have a right of set-off. Such Fund shall pay the Transfer Agent’s fees monthly in U.S. Dollars, unless otherwise agreed to by the parties.  The Transfer Agent is hereby authorized to, and may, at its option, automatically debit its fees due from the applicable Fund’s portfolio account(s).  Such Fund shall pay the foregoing fees despite the existence of any dispute among the parties.  If this Agreement becomes effective subsequent to the first day of any calendar month or terminates before the last day of any calendar month, the Transfer Agent’s compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in Schedule II.  Such Fund agrees to pay interest on all amounts past due in an amount equal to the lesser of the maximum amount permitted by applicable law or the monthly rate of one and one-half percent (1½%) times the amount past due multiplied by the number of whole or partial months from the date on which such amount was first due up to and including the day on which payment is received by the Transfer Agent.

8.03           Fund Expenses.  Each Fund assumes and shall pay or cause to be paid all expenses of such Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, statements of additional information, proxy solicitation and tender offer materials, and notices to existing Shareholders; all expenses incurred in connection with issuing and redeeming Interests; the costs of Pricing Sources; the costs of loan credit activity data; the costs of escrow and custodial services; the costs of document retention and archival services, the costs of responding to document production requests; the cost of initial and ongoing registration of the Interests under Federal and state securities laws; fees and out-of-pocket expenses of directors; the costs of directors’ meetings; insurance; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of service providers to such Fund. Each Fund shall reimburse the Transfer Agent for its respective reasonable costs and out-of-pocket expenses incurred in the performance of the Services, including all reasonable charges for independent third-party audit charges, printing, copying, postage, telephone, and fax charges incurred by the Transfer Agent in the performance of its duties.

8.04           Adjustment of Fees.  Each Trust acknowledges on behalf of its Funds that from time to time after the first anniversary of the Effective Date, Transfer Agent may increase all Fees upon thirty days written notice to the applicable Fund, in an amount equal to the greater of: (a) five percent; or (b) the percentage increase in the Consumer Price Index for All Urban Consumers, Philadelphia-Wilmington-Atlantic City since the Effective Date with respect to the first such increase and since the date of the immediately preceding increase with respect to all subsequent increases; provided, however, that Transfer Agent may not increase the Fees more than one time during any twelve-month period.  The fees set forth herein are determined based on the characteristics of each Fund and the agreed upon business assumptions included in Schedule II as of the Effective Date.  Any material

SEI Draft Transfer Agent Agreement Page 12

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

change to the characteristics of a Fund or such assumptions may give rise to an adjustment to the fees set forth in this Agreement.

In the event of such a change, the parties shall negotiate any adjustment to the fees payable hereunder in good faith; provided, however, that if the parties cannot in good faith agree on such adjustment to the fees within a reasonable period of time, the Transfer Agent may terminate this Agreement with respect to any Trust or Fund upon thirty days prior written notice to the applicable Trust.

8.05           Legal Process and Regulatory Examination Expenses. In the event that the Transfer Agent is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of such Fund by state or federal regulatory agencies, to produce the records of the Fund or the Transfer Agent’s personnel as witnesses or deponents, such Fund’s Trust agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.

SECTION 9            DURATION AND TERMINATION

9.01           Term and Renewal.  This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of five years from and after the Effective Date (the “Initial Term”), and thereafter shall automatically renew for successive three year terms (each such period, a “Renewal Term”) unless terminated by any party giving written notice of non-renewal at least one hundred eighty days prior to the last day of the then current term to each other party hereto. The Initial Term and any Renewal Terms may be collectively referred to in this Agreement as the “Term.”

9.02           Termination for Cause.

9.02.01.            This Agreement may be terminated by any party giving at least sixty days prior notice in writing to the other parties if at any time the other party or parties have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under this Agreement (such notice shall be of the specific asserted material breach) (“Breach Notice”) and (ii) the party receiving the Breach Notice shall not have remedied the noticed failure within sixty days after receipt of the Breach Notice requiring it to be remedied.

9.02.02.            In the event of Liquidation of a Fund, this Agreement may be terminated as to that Fund only by such Fund, its Trust, or the Transfer Agent with sixty days prior notice in writing to the other parties prior to the Liquidation (as hereinafter defined) of the Fund.  For purposes of this Section 9.02.02 the term “Liquidation” shall mean a transaction in which all the assets of a Fund are sold or otherwise disposed of and proceeds there from are distributed in cash to the Shareholders in complete liquidation of the interests of Shareholders in the Fund.  A termination pursuant to this Section 9.02.02 shall be effective as of the date of such Liquidation. Notwithstanding the foregoing, the right to terminate set forth in this Section 9.02.02 shall not relieve such liquidating Fund’s Trust of its obligation to pay the fees set forth on Schedule II for the remainder of the period prior to and including the Liquidation set forth in this

SEI Draft Transfer Agent Agreement Page 13

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

Section 9.02.02, which amount shall be payable prior to the effective date of such Liquidation.

9.02.03.            Notwithstanding anything contained in this Agreement to the contrary, in the event of a merger, acquisition, change in control, re-structuring, re-organization or any other decision involving a Fund or any affiliate (as defined in the 1940 Act) of a Fund that causes such Fund to cease to use the Transfer Agent as a provider of the Services in favor of another service provider prior to the expiration of the then current term of this Agreement, the Transfer Agent shall use reasonable efforts to facilitate the deconversion of the Fund to such successor service provider; provided, however that the Transfer Agent makes no guaranty that such deconversion shall happen as of any particular date.  In connection with the foregoing and prior to the effective date of such deconversion, such Fund’s Trust shall pay to the Transfer Agent (1) all fees and other costs as set forth in Schedule II as if the Transfer Agent had continued providing Services until the expiration of the then current term and calculated based upon the assets of the Fund on the date notice of termination in accordance with this Section was given and (2) all fees and expenses previously waived by the Transfer Agent at any time during the term of the Agreement.  This Agreement shall terminate effective as of the conclusion of the deconversion as set forth in this Section.

9.03           Effect of Termination.

9.03.01.            The termination of this Agreement shall be without prejudice to any rights that may have accrued hereunder to any party hereto prior to such termination.

9.03.02.            After termination of this Agreement and upon payment of all accrued fees, reimbursable expenses and other moneys owed to the Transfer Agent, the Transfer Agent shall send to the applicable Fund, or as it or its Trust shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to its Funds in the possession of or under the control of the Transfer Agent or any of its agents or delegates.

9.03.03.            In the event any and all accrued fees, reimbursable expenses and other moneys owed to the Transfer Agent hereunder remain unpaid in whole or in part for more than thirty days past due, the Transfer Agent, without further notice, may take any and all actions it deems necessary to collect such amounts due, and any and all of its collection expenses, costs and fees shall be paid by the applicable Trust, including, without limitation, administrative costs, attorneys fees, court costs, collection agencies or agents and interest.

9.03.04.            Notwithstanding the foregoing, in the event this Agreement is terminated and for any reason the Transfer Agent, with the written consent of the applicable Trust, in fact continues to perform any one or more of the Services contemplated by this Agreement, the pertinent provisions of this Agreement, including without limitation, the provisions dealing with payment of fees and indemnification shall continue in full force and effect.  The Transfer Agent shall be entitled to collect from the applicable Trust, in addition to the compensation described in Schedule II, the amount of all of the Transfer Agent’s expenses in connection with the Transfer Agent’s activities following such termination,

SEI Draft Transfer Agent Agreement Page 14

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

including without limitation, the delivery to the Fund and/or its designees of such Fund's property, records, instruments and documents.

SECTION 10        CONFLICTS OF INTEREST

10.01        Non-Exclusive.  The Services of the Transfer Agent rendered to any Trust or any Fund are not deemed to be exclusive.  The Transfer Agent is free to render such services to others.

10.02        Rights of Interested Parties.  Subject to applicable law, nothing herein contained shall prevent:

10.02.01.        an Interested Party from buying, holding, disposing of or otherwise dealing in any Interests for its own account or the account of any of its customers or from receiving remuneration in connection therewith, with the same rights which it would have had if the Transfer Agent were not a party to this Agreement; provided, however, that the prices quoted by the Transfer Agent are no more favorable to the Interested Party than to a similarly situated investor in or redeeming holder of Interests;

10.02.02.        an Interested Party from buying, holding, disposing of or otherwise dealing in any securities or other investments for its own account or for the account of any of its customers and receiving remuneration in connection therewith, notwithstanding that the same or similar securities or other investments may be held by or for the account of any Fund;

10.02.03.        an Interested Party from receiving any commission or other remuneration which it may negotiate in connection with any sale or purchase of Interests or Investments effected by it for the account of any Fund; provided, however, that the amount of such commission or other remuneration is negotiated at arm’s length; and

10.02.04.        an Interested Party from contracting or entering into any financial, banking or other transaction with the Fund or from being interested in any such contract or transaction; provided, however, that the terms of such transaction are negotiated at arm's length.

SECTION 11        Confidentiality

11.01        Confidential Information.  The Transfer Agent, each Trust, and each Fund (in such capacity, the “Receiving Party”) acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Transfer Agent and Fund (in such capacity, the “Disclosing Party”) in connection with this Agreement.  The Receiving Party shall not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, and with respect to the Transfer Agent as a Receiving Party, to those employees, agents, technology service providers, contractors, subcontractors, licensors and licensees of any agent or affiliate of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement.  In addition, the Receiving Party (a) shall take all Reasonable Steps (as hereinafter defined) to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (b) shall not use the

SEI Draft Transfer Agent Agreement Page 15

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder; provided, however, that nothing herein shall limit the Transfer Agent’s ability to collect and use Aggregated Data for the purpose of monitoring the performance, operation or security of the Transfer Agent’s systems or monitoring, enhancing and creating new services.  For the avoidance of doubt, such Aggregated Data will not reveal or be capable of revealing the identity of Fund or any investor in Fund to any third party, other than to a Fund’s permitted third party contractors who are involved in the compilation of the Aggregated Data.  As used herein, “Reasonable Steps” means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

The term “Confidential Information,” as used herein, means any of the Disclosing Party’s proprietary or confidential information including, without limitation, the terms of (or any exercise of rights granted by) this Agreement, technical data; trade secrets; know-how; business processes; product plans; product designs; service plans; services; customer lists and customers; markets; software; developments; inventions; processes; formulas; technology; designs; drawings; and marketing, distribution or sales methods and systems; sales and profit figures or other financial information that is disclosed, directly or indirectly, to the Receiving Party by or on behalf of the Disclosing Party, whether in writing, orally or by other means and whether or not such information is marked as confidential.

11.02        Exclusions.  The provisions of this Section 11 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

11.03        Permitted Disclosure.  The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party’s obligations of confidentiality and non-use under this Section 11, and shall be responsible for ensuring compliance by its and its affiliates’ employees, agents, contractors, subcontractors and licensees with such obligations.  In addition, the Receiving Party shall require all Persons that are provided access to the Disclosing Party’s Confidential Information, other than the Receiving Party’s accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 11.  The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information by such Persons.

SEI Draft Transfer Agent Agreement Page 16

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

11.04        Effect of Termination.  Upon the Disclosing Party’s written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party at Disclosing Party’s expense of return, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party’s Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Transfer Agent shall have no obligation to return or destroy Confidential Information of  Fund that resides in save tapes of Transfer Agent; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Section 11 for so long as it is so retained.  If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this Section 11.04.

SECTION 12        Use of data

12.01        Use of Data.  Subject to the terms of this Agreement the parties agree as follows:

12.01.01.        In connection with the provision of the Services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 12.01.01 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trusts or any Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of Services contemplated under this Agreement and other agreements between any Fund and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management;

12.01.02.        Subject to Section 13.01.02  below, the Transfer Agent and/or its Affiliates may use any Confidential Information of a Trust, a Fund, or the Portfolios (“Data”) obtained by such entities in the performance of their Services under this Agreement or any other agreement between the Fund and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to a Fund to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment  into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Transfer Agent and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Transfer Agent publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement;

SEI Draft Transfer Agent Agreement Page 17

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

12.01.03.        Each Trust and Fund acknowledges that the Transfer Agent may seek to realize economic benefit from the publication or distribution of the Indicators;

12.01.04.        Except as expressly contemplated by this Agreement, nothing in this Section 12.01.04 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 12.01.04 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement;

SECTION 13        Privacy; Data Protection

13.01        Data Protection.  In processing any Personal Data provided by a Fund, its directors, Investment Advisor, members, partners, agents and / or Shareholders and prospective Shareholders (the “Relevant Data”) on behalf of such Fund for the purposes of performing the Services, the Transfer Agent shall comply with the following in relation to such Relevant Data:

13.01.01.        process the Relevant Data only for the purposes of acting in accordance with the terms and conditions of this Agreement, or otherwise in accordance with the documented instructions of such Fund, and not for any other purpose, unless required to do so under applicable law to which the Transfer Agent is subject;

13.01.02.        ensure that any persons authorized to process the Relevant Data by it (including its employees, contractors, agents and Sub-Processors) have agreed to comply with appropriate obligations of confidentiality;

13.01.03.        implement appropriate technical and organizational security measures designed to protect against (i) unauthorized access to, (ii) unauthorized or unlawful alteration, disclosure, destruction or other unauthorized or unlawful processing of, (iii) accidental loss or destruction of, or (iv) damage to, the Relevant Data;

13.02        Responding to Personal Data Requests.  Transfer Agent shall reasonably assist each applicable Fund as necessary to respond to Shareholder requests to exercise rights under applicable data protection laws (e.g. the General Data Protection Regulation, Cayman Islands Data Protection Law, 2017, California Consumer Privacy Act).  To allow Fund compliance with applicable deadlines under applicable data protection laws, the Transfer Agent shall give timely notice to the applicable Fund upon receipt of a request from an individual in respect of their Personal Data, and will not respond to any such request until Transfer Agent receives documented instructions from the Fund, or as required by applicable law, in which case Transfer Agent shall to the extent permitted, inform the Fund of that legal requirement, giving as much notice as possible before responding to the request.

13.03        Personal Data Breach Notification.  To allow Fund compliance with applicable deadlines under data protection laws, the Transfer Agent shall give timely notice to the applicable Fund, without undue delay, upon becoming aware of a Personal Data Breach affecting such Fund’s Relevant Data, providing sufficient information as necessary to allow the Fund

SEI Draft Transfer Agent Agreement Page 18

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

to meet any obligations to assess impact, report or inform of the Personal Data Breach under the Cayman Islands Data Protection Law, 2017.

13.04        Personal Data Sub-processing.  The Transfer Agent may engage a third party (a “Sub-Processor”) to carry out processing activities on any Relevant Data, provided that the Transfer Agent shall ensure that at least the same data protection obligations as set out in this Section 13 are imposed on that Sub-Processor by way of a written agreement.  Each Trust and each Fund acknowledges and agrees that Transfer Agent may utilize cloud service providers to carry out processing of Relevant Data under this Agreement.  If necessary for Fund compliance with applicable data protection laws, the relevant written agreement must also contain terms ensuring adequate safeguards for international transfers of Personal Data (for example, by including terms replicating the rights and obligations contained in the EU "standard contractual clauses" pursuant to Regulation (EU) 2016/679).

13.05        Relevant Data Processing Inspections.  No more often than once per calendar year a Fund may, at its own expense, initiate an inspection of Transfer Agent relating to Transfer Agent’s processing of the Relevant Data in compliance with the terms of this Agreement.  Any such inspection shall be conducted so as to not unreasonably interfere with the Transfer Agent’s normal business operations and shall be conducted upon reasonable advance notice.  In connection with any inspection, Transfer Agent shall, subject to compliance with its data security policies, provide such Fund with access to all records and information related to Transfer Agent’s compliance with this Agreement in the processing of Relevant Data.  Such review and inspection may be conducted only by the Fund, or its Investment Advisor’s internal audit staff or external auditors (provided such external auditors are members of a nationally recognized audit firm).  Transfer Agent will reasonably assist, support, and cooperate with such inspections at no additional cost.

13.06        Return of Relevant Data. Upon termination of the Transfer Agency Agreement, the Transfer Agent shall delete or return to each Fund, as the applicable Trust or such Fund instructs, all Relevant Data under the control of the Transfer Agent or any of its agents or delegates, unless required otherwise by applicable law.

SECTION 14        Miscellaneous provisions

14.01        Internet Access.  Data and information may be made electronically accessible to a Fund, its adviser and/or sub-adviser(s) and its investors through Internet access to one or more web sites provided by the Transfer Agent (“Web Access”).  As between any Trust, any Fund, and the Transfer Agent, the Transfer Agent shall own all right, title and interest to such Web Access, including, without limitation, all content, software, interfaces, documentation, data, trade secrets, design concepts, “look and feel” attributes, enhancements, improvements, ideas and inventions and all intellectual property rights inherent in any of the foregoing or appurtenant thereto including all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, the “Proprietary Information”).  Each Trust and Fund recognizes that the Proprietary Information is of substantial value to the Transfer Agent and no Fund shall use or disclose the Proprietary Information except as specifically authorized in writing by the Transfer Agent.  Use of the Web Access by Fund or its agents or investors will be subject to any additional terms of use set forth on the web site.  All Web Access and the information (including text, graphics and functionality) on the web sites related to such Web Access is presented “as is” and “as available” without express or implied warranties including, but not limited to, implied

SEI Draft Transfer Agent Agreement Page 19

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

warranties of non-infringement, merchantability and fitness for a particular purpose.  The Transfer Agent neither warrants that the Web Access will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Access.

14.02        Third Party Systems and Software. As part of the Services provided herein, Transfer Agent may grant a Fund remote access to Third Party Systems (hereinafter, “TA Systems”). The Fund shall treat the TA Systems as confidential and proprietary information of Transfer Agent in accordance with the terms set forth in Section 11 of this Agreement and shall take reasonable steps, in cooperation with SEI, to prevent (i) unauthorized use of the TA Systems and (ii) disclosure of any Confidential Information relating thereto. Such Fund shall promptly notify the Transfer Agent upon becoming aware of any such unauthorized use or disclosure.

14.03        Independent Contractor.  In making, and performing under, this Agreement, the Transfer Agent shall be deemed to be acting as an independent contractor of a Fund and/or its Trust, as applicable and neither the Transfer Agent nor its employees shall be deemed an agent, affiliate, legal representative, joint venturer or partner of a Fund or a Trust.  No party is authorized to bind any other party to any obligation, affirmation or commitment with respect to any other Person.

14.04        Assignment; Binding Effect.  No Fund or Trust may assign, delegate or transfer, by operation of law or otherwise, this Agreement (in whole or in part), or any of such Trust’s or Fund’s obligations hereunder, without the prior written consent of the Transfer Agent, which consent shall not be unreasonably withheld or delayed.  The Transfer Agent may assign or transfer, by operation of law or otherwise, all or any portion of its rights under this Agreement to an affiliate of the Transfer Agent or to any person or entity who purchases all or substantially all of the business or assets of the Transfer Agent to which this Agreement relates, provided that such affiliate, person or entity agrees in advance and in writing to be bound by the terms, conditions and provisions of this Agreement.  Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party’s successors and permitted assigns.  Any assignment, delegation, or transfer in violation of this provision shall be void and without legal effect.

14.05        Agreement for Sole Benefit of the Transfer Agent and the Fund.  This Agreement is for the sole and exclusive benefit of the parties hereto and will not be deemed to be for the direct or indirect benefit of either (i) the clients or customers of the Fund or (ii) the Investment Advisor.  The clients or customers of the Transfer Agent or any Fund will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Transfer Agent by reason of this Agreement and each party hereto agrees to indemnify and hold harmless each other party from any claims of its clients or customers against each other party including any attendant expenses and attorneys’ fees, based on this Agreement or the Services provided hereunder.

14.06        Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.  Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District

SEI Draft Transfer Agent Agreement Page 20

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

14.07        Equitable Relief.  Each party agrees that any other party’s violation of the provisions of Section 11 (Confidentiality) may cause immediate and irreparable harm to the other party for which money damages may not constitute an adequate remedy at law.  Therefore, the parties agree that, in the event either party breaches or threatens to breach said provision or covenant, the other party shall have the right to seek, in any court of competent jurisdiction, an injunction to restrain said breach or threatened breach, without posting any bond or other security.

14.08        Dispute Resolution.  Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall provide written notice to that effect to such other party.  The party providing such notice shall refrain from instituting said legal proceedings for a period of thirty days following the date of provision of such notice.  During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.  This Section 14.08 shall not prohibit either party from seeking, at any time, equitable relief as permitted under Section 14.07.

14.09        Notice.  All notices provided for or permitted under this Agreement (except for correspondence between the parties related to operations in the ordinary course) shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of such party specified in the opening paragraph of this Agreement.  Notices to the Transfer Agent shall be sent to the attention of: General Counsel, SEI Transfer Agency and Registrar Services, Inc., One Freedom Valley Drive, Oaks, Pennsylvania 19456, with a copy, given in the manner prescribed above, to the applicable Fund’s current relationship manager.  Notices to a Fund shall be sent to the persons specified in Schedule IV.

14.10        Entire Agreement; Amendments.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof.  This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.  Except as expressly provided in Section 2.01.01 with respect to amendments affecting only the Funds of one Trust, this Agreement may be amended, modified, or supplemented only by a written instrument duly executed by an authorized representative of each Party. An amendment that solely adds or removes one or more Funds of a Trust, revises information relating solely to such Funds on Schedule III, or modifies terms applicable solely to such Trust and its Funds may be executed by the

SEI Draft Transfer Agent Agreement Page 21

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

Transfer Agent and that Trust without execution by the other Trust, provided that the amendment does not modify the rights or obligations of the other Trust or any of its Funds.

14.11        Severability.  Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified.

14.12        Waiver.  Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party.  No failure of any party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

14.13        Anti-Money Laundering Laws.  In connection with performing the Services set forth herein and under the “Anti-Money Laundering Services” section of Schedule I, the Transfer Agent may provide information that a Trust or Fund may rely upon in connection with such Trust’s or Fund’s compliance with applicable laws, policies and regulations aimed at the prevention and detection of money laundering and/or terrorism financing activities (the "AML Regime").  Transfer Agent maintains anti-money laundering policies and procedures (as listed under the “Anti-Money Laundering Services” section of Schedule I) (the “Procedures”) including internal control procedures that require Transfer Agent to develop, maintain, assess and test anti-money laundering compliance systems and controls and report suspicious activity ("Internal Controls") in accordance with the AML Regime of the United States of America. Each Trust, Fund and the Transfer Agent understand and agree that, notwithstanding the ability of the Fund to delegate the maintenance of the anti-money laundering services to the Transfer Agent, each Fund shall be ultimately responsible for ensuring that the Fund is compliant with its own anti-money laundering obligations, including as required pursuant to the law of the relevant Fund’s domicile. It shall be a condition precedent to providing the Services to any Trust or Fund under this Agreement that the Transfer Agent is satisfied, in its absolute discretion, that it has sufficient and appropriate information to discharge its obligations under applicable AML Regime, and to maintain the Procedures. Without in any way limiting the foregoing, each Trust and Fund acknowledges that the Transfer Agent is authorized to return an investor’s Investment in any Fund and take any action necessary to restrict repayment of redemption proceeds so as to comply with its obligations pursuant to the applicable law.  The Transfer Agent hereby agrees, that the Fund shall be relying on the maintenance of the Internal Controls by Transfer Agent and that it shall, upon reasonable request, certify to each Fund that the Transfer Agent’s policies and procedures with respect to such Fund are in compliance with the AML Regime and whether or not the Transfer Agent is aware of any activities on the part of the Fund or its investors which lead the Transfer Agent to suspect a violation of applicable law or the AML Regime.

SEI Draft Transfer Agent Agreement Page 22

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

14.14        Force Majeure.  No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation:  work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster.  Any party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

14.15        Equipment Failures.  In the event of equipment failures beyond the Transfer Agent’s control, the Transfer Agent shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto.  The Transfer Agent shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

14.16        Non-Solicitation.  During the term of this Agreement and for a period of one year thereafter, no Fund shall solicit, make an offer of employment to, hire, or enter into a consulting relationship with, any person who was an employee of the Transfer Agent during the term of this Agreement.  If a Fund breaches this provision, such Fund’s Trust shall pay to the Transfer Agent liquidated damages equal to 100% of the most recent twelve-month salary of the Transfer Agent’s former employee together with all legal fees reasonably incurred by the Transfer Agent in enforcing this provision. The foregoing restriction on solicitation does not apply to unsolicited applications for jobs, responses to public advertisements or candidates submitted by recruiting firms, provided that such firms have not been contacted to circumvent the spirit and intention of this Section 14.16.

14.17        Headings.  All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

14.18        Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Agreement shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

14.19        Publicity.  Except to the extent required by applicable Law, neither the Transfer Agent nor any Trust or Fund shall issue or initiate any press release arising out of or in connection with this Agreement or the Services rendered hereunder; provided, however, that if no special prominence is given or particular reference made to any Fund over other clients, nothing herein shall prevent the Transfer Agent from (i) placing any Fund’s or the Investment Advisor’s name and/or company logo(s) (including any registered trademark or service mark) on the Transfer Agent’s client list(s) (and sharing such list(s) with current or potential clients of the Transfer Agent) and/or marketing material which will include such entities’ name, logo and those Services provided to the Fund(s) by the Transfer Agent; (ii) using any Fund as reference; or (iii) otherwise orally disclosing that a Trust or Fund is a client of the Transfer Agent at presentations, conferences or other similar meetings.  If the

SEI Draft Transfer Agent Agreement Page 23

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

Transfer Agent desires to engage in any type of publicity other than as set forth in subsections (i) through (iii) above or if a Fund desires to engage in any type of publicity, the party desiring to engage in such publicity shall obtain the prior written consent of the other party hereto, such consent not to be unreasonably withheld, delayed or conditioned.

[The remainder of this page has intentionally been left blank. Signature Page Follows.]

SEI Draft Transfer Agent Agreement Page 24

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

TRUSTS: THE ADVISORS’ INNER CIRCLE FUND By: /s/ Michael Beattie Name: Michael Beattie Title: President THE ADVISORS’ INNER CIRCLE FUND II By: /s/ Michael Beattie Name: Michael Beattie Title: President	TRANSFER AGENT: SEI Transfer Agency and Registrar Services, Inc. By: /s/ Brandon Stultz Name: Brandon Stultz Title: Vice President

Each Trust signs severally, on behalf of itself and each of its Funds listed on Schedule III.

SEI Draft Transfer Agent Agreement Page 25

SEI -

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

1. Scope of Services

SEI shall provide transfer agency, dividend disbursing, and shareholder support services customary for registered investment companies.

2. Shareholder Account Administration

•         Establishment and maintenance of Shareholder account records, including registration details, addresses, dividend options, taxpayer identification numbers, account privileges, and wire instructions;

•         Processing and maintenance of Shareholder account changes;

•         Preparation of Shareholder meeting lists;

•         Provision of Shareholder account information to the Fund and authorized parties;

•         Preparation and delivery of account statements, transaction confirmations, and routine Shareholder communications;

•         Preparation and filing of applicable U.S. tax forms, including Forms 945, 1042, 1099, and 5498;

•         Withholding and remittance of applicable U.S. federal withholding taxes for U.S. and non-U.S. Shareholders.

•         Notwithstanding, Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with the issuance of any Shares in accordance with this Agreement.

3. Purchase/Subscription, Redemption/Tender Offer, Exchange, and Transfer Processing

3.1 Purchases/Subscriptions and Issuance of Shares

•         Receive and accept purchase/subscription orders for Shares;

•         Issue Shares in accordance with the applicable Fund or class prospectus upon receipt of good order instructions and federal funds;

•         Transmit payments and appropriate documentation to the Fund’s custodian;

•         Hold issued Shares in the appropriate Shareholder accounts.

3.2 Redemptions/Tender Offers, Exchanges, and Transfers

•         Receive and accept redemption/tender offer and exchange requests;

•         Disburse redemption/tender offer or exchange proceeds in accordance with the applicable prospectus and Shareholder instructions;

•         Effect transfers of Shares upon receipt of proper instructions.

3.3 Transaction Conditions

•         All transactions are subject to the Fund’s and SEI’s anti-money laundering programs;

•         SEI may require documentation, authorizations, or legal opinions;

•         Shareholder payments shall be treated as federal funds;

•         SEI may rely upon the Uniform Commercial Code and other applicable Law.

•         The Fund agrees and covenants for itself and each Authorized Person that any order, sale or transfer of, or transaction in the Shares received by it after the close of the market shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the Fund’s then-effective Fund Materials, and the Fund or such Authorized Person shall so instruct the Transfer Agent of the proper effective date of the transaction.

©  SEI

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI

4. Distribution Processing

•         Calculate, prepare, and transmit cash or reinvested distributions declared by the Fund, subject to receipt of good funds from the custodian.

5. Shareholder Servicing

•         Provide support to Shareholders, financial intermediaries, and authorized representatives;

•         Respond to inquiries regarding account establishment, maintenance, balances, transactions, and general Fund information;

•         Perform services in accordance with scripts and procedures approved by the Fund.

6. Financial Intermediary, Clearing Agency, and Fee Processing

•         Support transactions through NSCC, DTCC, Fund/SERV, and other recognized clearing agencies, as applicable;

•         Support DTCC AIP for applicable products

•         Maintain omnibus and intermediary shareholder records;

•         Track intermediary-related attributes such as rights of accumulation and letters of intent;

•         Calculate, collect, and remit sales charges, service fees, commissions, and redemption/repurchase fees.

7. Anti-Money Laundering Services

•         Collect and verify identifying information for shareholder accounts, including, where applicable, beneficial ownership information for legal entity customers, to support the fund’s customer due diligence requirements;

•         Monitor transactions, identify suspicious activity, and escalate identified activity;

•         Screen Shareholders against OFAC and other applicable sanctions lists, and escalate potential matches;

•         At the request of the fund, conduct periodic searches of  shareholder account records in response to FinCEN 314(a) information requests and escalate potential matches;

•         Administer account restrictions, holds, or freezes at the direction of the fund, pursuant to applicable law, court orders, or documented internal procedures;

•         Maintain AML policies, procedures, oversight, testing, and training reasonably designed to support the AML-related services performed on behalf of the fund.

8. Escheatment and Lost Shareholder Services

•         Conduct lost Shareholder searches pursuant to Rule 17Ad‑7;

•         Prepare and submit escheatment filings in applicable jurisdictions;

•         Coordinate with third‑party service providers as necessary.

9. Recordkeeping, Reporting, and Regulatory Support

•         Maintain official Share records pursuant to Rule 17Ad‑10(e);

•         Provide standard and ad‑hoc reports to the Fund and its service providers;

•         Support regulatory examinations, audits, and Board reporting;

•         Maintain facilities and controls required by applicable Law.

10. Electronic and Online Services

•         Provide secure web-based account access, if elected by the Fund;

•         Support electronic delivery of confirmations, statements, and tax reporting.

11. Additional Services

•         Perform such other transfer agency or Shareholder servicing functions as may be mutually agreed to in writing from time to time.

©  SEI

Direct Traded Strategy Services Schedule to Model Administration Agreement-STANDARD

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

[redacted]

©  SEI

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI

Schedule III

List of Funds

Transfer Agent Servicing Agreement

Separate Series of the Trust

The Advisors’ Inner Circle Fund

Name of Series

The Advisors’ Inner Circle Fund II

Name of Series
TSW International Equity Fund

©  SEI

Direct Traded Strategy Services Schedule to Model Administration Agreement-STANDARD

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI GLOBAL SERVICES, INC.

TO WHOM NOTICES SHOULD BE SENT PURSUANT TO SECTION 14.09 OF THE AGREEMENT (ONE CONTACT PER FUND PARTY, PLEASE):

Name of Party or Parties:

Name of Contact:

Address:

Telephone No.:

Facsimile No.:

Email Address:

©  SEI

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF SEI